Exhibit 23.1

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN

     Section 11(a) of the Securities Act of 1933, as amended (the “Securities Act”), provides that if any part of a registration statement at the time such part becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement.

     Arthur Andersen (“Andersen”) audited the financial statements of Cadbury Schweppes plc for the year ended December 30, 2001 (the “2001 Financial Statements”), as set forth in their report dated 22 February, 2002 (the “Auditing Report”). On 1 August, 2002 Andersen resigned and Cadbury appointed Deloitte & Touche as its independent auditors. Cadbury has incorporated by reference into this Registration Statement on Form S-8 the 2001 Financial Statements in reliance on the Andersen Report. After reasonable efforts, Cadbury has been unable to obtain Andersen’s written consent to the incorporation by reference into this Registration Statement of the Andersen Report.

     Under these circumstances, Rule 437a under the Securities Act permits Cadbury to file this registration statement without the consent of Andersen. However, because of the omission of that consent, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Andersen that are incorporated by reference in this Registration Statement or for any omission of a material fact required to be stated in this Registration Statement.